Exhibit 16(b)

John Hancock Investment Trust

POWER OF ATTORNEY

The undersigned does hereby constitute and appoint Sarah M. Coutu, Thomas Dee, Khimmara Greer, Kinga Kapuscinski, Nicholas J. Kolokithas, Edward Macdonald, Mara Moldwin, Harsha Pulluru, Christopher L. Sechler, Betsy Anne Seel and Steven Sunnerberg, or any one of them, my true and lawful attorneys to execute registration statements to be filed with the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and to do any and all acts and things and to execute any and all instruments for me and in my name in the capacities indicated below, which said attorneys, or any of them, may deem necessary or advisable to enable John Hancock Investment Trust (the “Trust”) to comply with the 1933 Act and the 1940 Act, and any rules, regulations and requirements of the SEC, in connection with such registration statements, including specifically, but without limitation, power and authority to sign for me in the capacity indicated below, the Trust’s registration statement on Form N-14 relating to the fund merger listed below and any amendments (including pre- and post-effective amendments) thereto; and I do hereby ratify and confirm all that the said attorneys, or any of them, shall do or cause to be done by virtue of this power of attorney.

Fund Merger

Boston Partners Global Long/Short Fund, a series of The RBB Fund, Inc.

Into

John Hancock Disciplined Value Global Long/Short Fund, a series of John Hancock Investment Trust

IN WITNESS WHEREOF, I have set my hand on this instrument as of the 25 of September, 2024.

Name	Signature	Title

William K. Bacic	/s/ William K. Bacic	Trustee

Thomas R. Wright	/s/ Thomas R. Wright	Trustee